Exhibit 13.2

CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Annual Report on Form 20-F (the “Report”) for the period ended December 31, 2019 of Banco Latinoamericano de Comercio Exterior, S.A. (the “Company”).

I, Ana Graciela de Méndez, the Chief Financial Officer of the Company, certify that:

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2020

By:	/s/ Ana Graciela de Méndez
Chief Financial Officer